 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 14, 2023

IVERIC bio, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36080	20-8185347
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Sylvan Way
Parsippany, NJ 07054
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (609) 474-6755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ISEE	The Nasdaq Global Select Market

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry into a Material Definitive Agreement.
Commercial Manufacturing and Supply Agreement
On March 14, 2023, IVERIC bio, Inc. ("IVERIC" or the “Company”) entered into a Commercial Manufacturing and Supply Agreement with Agilent Technologies, Inc. ("Agilent"), relating to the commercial manufacturing and supply of avacincaptad pegol ("ACP") drug substance (the "Agilent Agreement").
Pursuant to the Agilent Agreement, Agilent has agreed to manufacture and supply to IVERIC, and IVERIC has agreed to purchase from Agilent, a specified percentage of its commercial requirements in the United States of the active pharmaceutical ingredient ("API") used in ACP. The Agilent Agreement has an initial term of seven years from the date of regulatory approval in the United States of the Company's New Drug Application for ACP, followed by successive two-year automatic renewal periods, absent non-renewal or termination by either party in accordance with the terms of the Agilent Agreement. The Agilent Agreement provides for pricing for the API based on a per batch or per gram basis, depending on the scale for which the Company orders the API.

IVERIC may cancel any purchase order under the Agilent Agreement at any time, subject to the payment of specified cancellation fees. IVERIC may terminate the Agilent Agreement in the event that it cannot commercialize ACP due to regulatory or other medical, scientific or legal reasons. Agilent may terminate the Agilent Agreement in the event that IVERIC does not, over a specified period, purchase and take delivery of the agreed upon minimum requirements of API. Each party also has the right to terminate the Agilent Agreement for other customary reasons such as material breach and bankruptcy.

The Agilent Agreement contains provisions relating to compliance by Agilent with current Good Manufacturing Practices, cooperation by Agilent in connection with marketing applications and other regulatory filings for ACP, indemnification, confidentiality, dispute resolution and other customary matters for an agreement of this kind.

IVERIC plans to file the Agilent Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2023, with confidential portions redacted. The foregoing description is qualified in its entirety by reference to the complete text of the Agilent Agreement when filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVERIC bio, Inc.

Date: March 20, 2023	By:	/s/ David F. Carroll
David F. Carroll
Senior Vice President, Chief Financial Officer and Treasurer

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